THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

WARRANT

For the Purchase of Shares of Common Stock of

HYGEN INDUSTRIES, INC.

Void After 5 P.M. January 19, 2020

No. 1 Date: January 19, 2017

Warrant to Purchase One Hundred Thousand (100,000) Shares of Common Stock

THIS IS TO CERTIFY, that, for value received, **Everlasting Investments LLC, a Nevada Corporation,** or registered assigns (the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, on or after the date hereof, and at any time prior to 5 P.M., Pacific Time ("PT"), on January 19, 2020, but not thereafter, to purchase such number of shares of common stock, par value $0.001 (the "Shares"), of HyGen Industries, Inc., a California corporation (the "Company"), from the Company as set forth above, upon payment to the Company of an amount per Share of five dollars ($5.00) (the "Purchase Price"), if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant is exercisable, subject in all cases to adjustment as provided in Section 2 of this Warrant. The Holder is entitled to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of Subscription Agreement attached hereto, including changes thereto reasonably requested by the Company, duly executed and accompanied by payment of the Purchase Price of each Share.

SECTION 1.

Terms of this Warrant

1.1 Time of Exercise. This Warrant may be exercised at any time and from time to time after 9:00 A.M., PT, on the date hereof being January 19, 2017, (the "Exercise Commencement

Date"), but no later than 5:00 P.M., PT on January 19, 2020, (the "Expiration Time"), at which time this Warrant shall become void and all rights hereunder shall cease.

1.2 Manner of Exercise.

1.2.1 The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the form of Subscription Agreement attached hereto duly executed, to the Company at its corporate office in Los Angeles, California, and upon payment to the Company of the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified or cashier's check, or wired funds, and upon compliance with and subject to the conditions set forth herein.

1.2.2 Upon receipt of this Warrant with the form of Subscription Agreement duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.4 The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Shares.

1.3 Exchange of Warrant. This Warrant may be divided into, combined with or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to divide, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so divided, combined or exchanged. The Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any division, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any division, combination or exchange of Warrants.

1.4 Holder as Owner. Prior to surrender of this Warrant in accordance with Section 1.5 for registration or assignment, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

1.5 Method of Assignment. Any assignment or transfer of any portion or all of this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and accompanied by funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

1.6 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote, consent or receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company, until Shares are duly and properly issued to the Holder upon the exercise of this Warrant.

1.7 Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute a substituted and not an additional contractual obligation of the Company.

1.8 Covenants of the Company. The Company covenants and agrees as follows:

1.8.1 At all times the Company shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

1.8.2 The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights.

SECTION 2.

Adjustment of Purchase Price and Number of Shares Purchasable upon Exercise

2.1 Stock Splits. If the Company at any time or from time to time after the issuance date of this Warrant effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the issuance date of this Warrant combines the

outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.2 Dividends and Distributions. In the event the Company at any time, or from time to time after the issuance date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this subsection 2.2 as of the time of actual payment of such dividends or distributions.

2.3 Recapitalization or Reclassification. If the Shares issuable upon the exercise of the Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2), then, and in any such event, the Holder shall thereafter be entitled to receive upon exercise of this Warrant such number and kind of stock or other securities or property of the Company to which a holder of Shares deliverable upon exercise of this Warrant would have been entitled on such reclassification or other change, subject to further adjustment as provided herein.

SECTION 3.

Status Under the Securities Act of 1933

This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended ("the Act"). Upon exercise, in whole or in part, of this Warrant, the certificates representing the Shares shall bear the legend first above written.

SECTION 4.

Other Matters

4.1 *Binding Effect*. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

4.2 Notices. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or by email or facsimile or personal delivery and addressed, until another address is designated in writing by the Company, as follows:

HyGen Industries, Inc.
11693 San Vicente Boulevard, Suite 445
Los Angeles, California 90049
Telephone No.: (310) 923-2827
Email Address: pdillon@hygen.com
Attention: Paul Dillon, Chief Financial Officer

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, or by facsimile or email or personal delivery and addressed to the Holder at his last known address as it shall appear on the books of the Company.

4.3 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California. The venue for any legal proceedings under this Warrant will be in the appropriate forum in the County of Los Angeles, State of California.

4.4 Parties Bound and Benefited. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and permitted assigns.

4.5 Headings. The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of January 19, 2017.

HYGEN INDUSTRIES, INC.

By: HyGen Industries, Inc.
Richard Capua, President

Acknowledged and Agreed:

EVERLASTING INVESTMENTS, LLC

By: Reaven, Inc., its Manager

____
Signature
By: David Michal, its Vice President

701 S. Carson Street, Suite 200
Street Address

Carson City Nevada 89701
City, State and Zip Code

Attn: Matt Taylor
Corporate Treasurer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of CA)
) ss.
County of SHASTA)

On January 19, 2017 before me, JA WALKER Notary Public personally appeared DAVE MICHAL

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal.

SIGNATURE ______________________
JA WALKER

J. A. WALKER
COMM. #2142383
Notary Public - California
Shasta County
My Comm. Expires Feb. 11, 2020

By: Hy Gen Industries, Inc.
Richard Capua, President

SELLER: **RICHARD CAPUA**

[signature]
Signature

2425 Oak Park Ave
Street Address

Berwyn Illinois 60402
City, State and Zip Code

State of Illinois
County of Cook
This instrument was acknowledged before me on 26 (date) by January 2017 (name/s of person/s.)

(Signature of Notary Public)

(Seal) "OFFICIAL SEAL"
ANGEL ROGERIO
Notary Public - State of Illinois
My Commission Expires December 22, 2019